UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2012
Date of Report (Date of earliest event reported)

SPANSION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive
P.O. Box 3453
Sunnyvale, California  94088-3453
(Address of principal executive offices)  (Zip Code)

(408) 962-2500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 1.02          Termination of a Material Definitive Agreement.

In connection with entering into the new Revolving Credit Facility described below in Item 2.03 of this Current Report on Form 8-K, on December 13, 2012, Spansion LLC, a Delaware limited liability company (“Spansion LLC”), terminated its existing undrawn revolving credit facility under the Loan and Security Agreement, dated as of May 10, 2010, among Bank of America, N.A., as agent for the lenders, and the other parties thereto.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Facility

On December 13, 2012, Spansion LLC entered into the Amendment and Restatement Agreement (the “Term Loan Facility”), among Spansion LLC, Spansion Inc. and Spansion Technology LLC, as guarantors (Spansion LLC, Spansion Inc. and Spansion Technology LLC are collectively referred to herein as the “Company”), the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent and collateral agent, and Morgan Stanley Senior Funding, Inc., as documentation agent, pursuant to which the existing term loan facility, originally dated as of February 9, 2010, was amended and restated.

The outstanding principal amount of the Term Loan Facility remains the same as under the existing term loan facility, an aggregate principal amount of $218,788,924.37, with the ability to add incremental term loans  in an aggregate amount for all such increases not to exceed (a) $100,000,000 less the aggregate amount of incremental facilities under the Revolving Credit Facility (described below) plus (b) an additional amount if, after giving effect to the incurrence of such additional amount, Spansion LLC is in compliance with a senior secured leverage ratio of 2.75:1.00.  On the closing date of the Term Loan Facility, Spansion LLC paid each lender an upfront fee in an amount equal to 0.50% of the commitment amount of such lender.

The Term Loan Facility has a six year maturity (December 13, 2018), provided, that if Spansion LLC’s 7.875% senior notes due 2017 are not refinanced or exchanged for debt with a maturity date later than the maturity date of the Term Loan Facility or otherwise redeemed or retired in full, in each case prior to May 15, 2017, the Term Loan Facility will mature on May 15, 2017. The Term Loan Facility amortizes in equal quarterly installments aggregating 1.0% per annum of $218,788,924.37.

The Term Loan Facility is secured by a first priority security interest in, among other items, (i) all equity interests of Spansion Technology, Spansion LLC and each of its direct and indirect domestic subsidiaries, and certain intercompany debt, (ii) all present and future tangible and intangible assets of Spansion LLC and its direct and indirect domestic subsidiaries, and (iii) all proceeds and products of the property and assets described in (i) and (ii).  The collateral described in the foregoing sentence secures the Revolving Credit Facility described below and certain hedging arrangements on an equal priority basis.

Spansion LLC may elect that the loans under the Term Loan Facility bear interest at a rate per annum equal to (i) 3.00% per annum plus the highest of (a) the prime lending rate, and (b) the Federal Funds rate plus 0.50 percent; or (ii) 4.00% per annum plus a 1-month, 3-month, or 6-month LIBOR rate (or 9-month and 12-month LIBOR rate with the consent of all the lenders), subject to a 1.25% floor.  The default rate is 2.00% above the rate otherwise applicable.

The Term Loan Facility may be optionally prepaid at any time without premium, provided that, prior to the first anniversary of the closing date of the Term Loan Facility, a prepayment premium of 1% will be applied to any prepayment or refinancing of any portion of the Term Loan Facility in connection with the incurrence by Spansion LLC of indebtedness having a lower interest rate or any amendment to the Term Loan Facility that has the effect of reducing the effective yield.  The Term Loan Facility is subject to mandatory prepayments in an amount equal to: (a) 100% of the net cash proceeds from the sale or other disposition of all or any part of the assets and extraordinary receipts of Spansion Inc. or any of its subsidiaries, subject to certain reinvestment rights, (b) 100% of all casualty and condemnation proceeds received by Spansion Inc. or any of its subsidiaries, subject to certain reinvestment rights, (c) 50% of the net cash proceeds received by Spansion Inc. or any of its subsidiaries from the issuance of debt after the closing date of the Term Loan Facility (other than certain permitted indebtedness) and (d) 50% of excess cash flow of Spansion Inc. and its subsidiaries, or 25% if Spansion LLC has a leverage ratio of 2.5 to 1.0 or less.  Voluntary and mandatory prepayments will be applied to remaining scheduled amortization as directed by Spansion LLC.

Under the terms of the Term Loan Facility, the Company is subject to a number of covenants, including limitations on (i) liens and further negative pledges, (ii) indebtedness, (iii) loans and other investments, (iv) mergers, consolidations and acquisitions, (v) sales, transfers and other dispositions of assets, (vi) and dividends and other distributions subject to a $50 million general restricted payment basket and an additional builder basket resulting from excess cash flow and certain proceeds.

The preceding description of the Term Loan Facility is qualified in its entirety by reference to the entire text of the Amendment and Restatement Agreement and the Amended and Restated Pledge and Security Agreement, filed as Exhibit 10.1 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Revolving Credit Facility

On December 13, 2012, Spansion LLC, as the borrower, entered into the Revolving Credit Agreement (the “Revolving Credit Facility”), by and among Spansion LLC, Spansion Inc. and Spansion Technology LLC, as the guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent and a joint lead arranger, Morgan Stanley Bank, N.A., as the swing line lender and the issuing bank, and Barclays Bank PLC, as the collateral agent and a joint lead arranger.

The Revolving Credit Facility is for an aggregate principal amount of $50 million, with up to $25 million available for issuance of letters of credit and up to $15 million available as a swing line subfacility.  The size of the commitments under the Revolving Credit Facility may be increased in an aggregate amount for all such increases not to exceed (a) $230,000,000 less the aggregate amount of incremental facilities under the Term Loan Facility plus (b) an additional $50 million if, after giving effect to the incurrence of such additional amount, Spansion LLC is in compliance with a senior secured leverage ratio of 2.75:1.00. The Revolving Credit Facility has a five year maturity (December 13, 2017).

There is no amortization of loans drawn under the Revolving Credit Facility.  Drawings in respect of any letter of credit will be reimbursed by Spansion LLC on the same business day.  To the extent such drawings are not reimbursed on the same business day, the drawing converts to a revolving loan. No drawings were made on the closing date of the Revolving Credit Facility.

Spansion LLC may elect that the loans under the Revolving Credit Facility bear interest at a rate per annum, equal to (i) a rate per annum as set forth under “Revolver Base Rate Loans” in the grid below plus the highest of (a) the prime lending rate, (b) the Federal Funds rate plus 0.50 percent, and (c) the LIBOR rate for an interest period of one-month plus 1.00 percent; or (ii) a rate per annum as set forth under “Revolver LIBOR Loans” in the grid below plus  a 1-month, 3-month, or 6-month LIBOR rate (or 9-month and 12-month LIBOR rate with the consent of all the lenders).  The default rate is 2.00% above the rate otherwise applicable.

Leverage Ratio	Revolver LIBOR Loans	Revolver Base Rate Loans
> 2.00:1.00	2.50%	1.50%
≤ 2.00:1.00	2.25%	1.25%

On the closing date of the Revolving Credit Facility, Spansion LLC paid each lender an upfront fee in an amount equal to 0.375% of the commitment amount of such lender.  There is also a per annum unused commitment fee according the leverage ratio below payable (i) quarterly in arrears and (ii) on the date of termination or expiration of the commitments.

Leverage Ratio	Unused Commitment Fees
> 2.00:1.00	0.50%
≤ 2.00:1.00	0.375%

The Revolving Credit Facility is secured by a first priority security interest in, among other items, (i) all equity interests of Spansion Technology, Spansion LLC and each of its direct and indirect domestic subsidiaries, and certain intercompany debt, (ii) all present and future tangible and intangible assets of Spansion LLC and its direct and indirect domestic subsidiaries, and (iii) all proceeds and products of the property and assets described in (i) and (ii). The collateral described in the foregoing sentence secures the Term Loan Facility and certain hedging arrangements on an equal priority basis.

The Revolving Credit Facility may be optionally prepaid and unutilized commitments reduced at any time without premium or penalty.  The Revolving Credit Facility is subject to mandatory prepayments, after payment in full of the outstanding loans under the Term Loan Facility, in an amount equal to 100% of the net cash proceeds from the sale or other disposition (including by way of casualty or condemnation) of all or any part of the assets and extraordinary receipts of Spansion Inc. or any of its subsidiaries in excess of $10 million per fiscal year after the closing date of the Revolving Credit Facility (with certain exceptions and reinvestment rights).

The Company is subject to (i) a minimum fixed coverage ratio of 1.25:1 and (ii) a maximum leverage ratio of 3.5:1, only if (y) loans are drawn under the Revolving Credit Facility or (z) letters of credit in excess of $5 million in aggregate are outstanding under the Revolving Credit Facility.

Under the terms of the Revolving Credit Facility, the Company is subject to a number of covenants, including limitations on (i) liens and further negative pledges, (ii) indebtedness, (iii) loans and other investments, (iv) mergers, consolidations and acquisitions, (v) sales, transfers and other dispositions of assets, (vi) and dividends and other distributions subject to a $50 million general restricted payment basket and an additional builder basket resulting from excess cash flow and certain proceeds.

The preceding description of the Revolving Credit Facility is qualified in its entirety by reference to the entire text of the Revolving Credit Agreement and the Amended and Restated Pledge and Security Agreement, filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment and Restatement Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent.

10.2
Revolving Credit Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Joint Lead Arranger, Morgan Stanley Bank, N.A., as the Swing Line Lender and the Issuing Bank, and Barclays Bank PLC, as the Collateral Agent and Joint Lead Arranger.

10.3
Amended and Restated Pledge and Security Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as Guarantors, the other guarantors party thereto from time to time, Barclays Bank PLC, as the Collateral Agent and the Term Loan Authorized Representative and Morgan Stanley Senior Funding, Inc., as the Revolving Authorized Representative.

 [Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2012		SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment and Restatement Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent.

10.2
Revolving Credit Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Joint Lead Arranger, Morgan Stanley Bank, N.A., as the Swing Line Lender and the Issuing Bank, and Barclays Bank PLC, as the Collateral Agent and Joint Lead Arranger.

10.3
Amended and Restated Pledge and Security Agreement, dated as of December 13, 2012, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as Guarantors, the other guarantors party thereto from time to time, Barclays Bank PLC, as the Collateral Agent and the Term Loan Authorized Representative and Morgan Stanley Senior Funding, Inc., as the Revolving Authorized Representative.